UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2013

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On January 10, 2013, BlueLinx Holdings Inc. (“BlueLinx” or “the Company”) issued a press release announcing its preliminary financial results for the fourth fiscal quarter and full year ended December 29, 2012.  A copy of BlueLinx’ press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As the Company has not completed its quarter-end fiscal close for its fourth quarter ended December 29, 2012 or its analysis of the quarter, the results presented in the press release are estimated and preliminary and, therefore, may change.

The Company will report financial results for the fourth quarter before the market opens on February 13, 2013, and host a conference call at 10:00 a.m. Eastern Time on that day. Details about the conference call will be provided approximately two weeks prior to the call.

The information included in this Item 2.02, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description
	99.1	Press release, dated January 10, 2013, reporting preliminary financial results for the fourth fiscal quarter and full year ended December 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

	By:	/s/ H. Douglas Goforth
H. Douglas Goforth
Chief Financial Officer & Treasurer

Dated: January 10, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated January 10, 2013, reporting preliminary financial results for the fourth fiscal quarter and full year ended December 29, 2012